UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 2, 2007

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Approval of El Paso Electric Company 2007 Long-Term Incentive Plan

On May 2, 2007, at the 2007 Annual Meeting of Shareholders of El Paso Electric Company (the “Company”), the Company’s shareholders approved the El Paso Electric Company 2007 Long-Term Incentive Plan (the “Plan”), which had been previously approved by the Compensation Committee of the Board of Directors, subject to shareholder approval. Under the Plan, employees and directors will be eligible to receive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards and other stock-based awards. A description of the Plan is set forth in the Company’s 2007 Proxy Statement filed with the Securities Exchange Commission on March 26, 2007 under the caption “Proposal 2: Approval of El Paso Electric Company 2007 Long-Term Incentive Plan.” The description of the Plan is qualified in its entirety by reference to the full text of the Plan which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which was also included as Exhibit A to the 2007 Proxy Statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	El Paso Electric Company 2007 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company
By:	/s/ GARY D. SANDERS
Name:	Gary D. Sanders
Title:	General Counsel

Dated: May 2, 2007

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